                                                                     EXHIBIT 2.7

                               EXCHANGE AGREEMENT

      This Exchange Agreement (the "Agreement") is made and entered into effective as of June 16, 1999, by and among Kinder Morgan, Inc., a Delaware corporation (the "Company"), and all of its stockholders as listed on the signature pages hereto (collectively the "Stockholders" and individually a "Stockholder").

      1. Introduction. On May 10, 1999, the Company filed a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission for the public offering of its common stock, par value $0.01 per share. In connection with that public offering (the "Offering"), the Company and the Stockholders desire to effect a recapitalization of the Company. There are currently outstanding 8,047 shares of the Company's Class A Common Stock and 2,541 shares of the Company's Class B Common Stock. The Board of Directors of the Company and the Stockholders have approved the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Restated Certificate"), which amendment and restatement will provide for common stock, par value $0.01 per share (the "Common Stock") and non-voting convertible common stock, par value $0.01 per share (the "Non-Voting Common Stock").

      2. Exchange. Effective as of the Closing Date, as defined below, the Company shall exchange with the Stockholders the number of shares of existing Class A Common Stock and Class B Common Stock held by each Stockholder as set forth on Exhibit A attached hereto ("Exhibit A") for the number of shares of Common Stock and Non-Voting Common Stock as set forth on Exhibit A. Subject to the requirement that no fractional shares be issued, all exchanges will be made at a rate of one existing share for 3093.124292 new shares. No fractional shares of Common Stock or Non-Voting Common Stock will be issued upon the exchange; rather, the number of shares of Common Stock or Non-Voting Common Stock to be issued based on the exchange ratio set forth above will be rounded up or down to the nearest whole share.

      3. Closing. The closing of the exchange (the "Closing") will, subject to
Section 9 hereof, take place immediately upon the Registration Statement, or any amendment thereto, being declared effective by the Securities and Exchange Commission, with such date to be the "Closing Date."

      4. Deliveries.

         (a) By Stockholders. On the date hereof, the Stockholders shall deliver to the Company all certificates representing the Class A Common Stock and Class B Common

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Stock listed on Exhibit A either executed in blank or together with stock powers executed in blank.

         (b) By the Company. Promptly after the Closing, the Company shall deliver to each Stockholder certificates representing the shares of Common Stock and Non-Voting Common Stock listed on Exhibit A to be issued in favor of such Stockholder.

      5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows as of the date hereof and as of the Closing Date:

         (a) The Company has full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein.

         (b) The execution and delivery by the Company of this Agreement and the performance of its obligations contemplated hereby have been duly and validly authorized by all necessary action of the Company.

         (c) This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         (d) The shares of Common Stock and Non-Voting Common Stock, upon issuance in accordance with the terms hereof, shall be duly authorized, fully paid and nonassessable.

      6. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants, severally and not jointly, as follows as of the date hereof and as of the Closing Date:

         (a) The Stockholder has full legal capacity to execute, deliver and perform this Agreement and to perform his, her or its obligations hereunder and to consummate the transactions contemplated herein.

         (b) This Agreement has been duly executed and delivered by the Stockholder (or if the Stockholder is an entity, by a duly authorized officer of the Stockholder) and


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constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its respective terms and conditions except as such enforce ment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         (c) All shares of Class A Common Stock or Class B Common Stock of the Company that the Stockholder is to deliver to the Company pursuant to Section 4 above are free and clear of all liens, assessments, charges, claims, pledges, security interests and other encumbrances.

         (d) The Stockholder acknowledges that the Common Stock and Non-Voting Common Stock constitute securities under the Securities Act of 1933, as amended ("Securities Act"), and applicable state securities laws (collectively, "Acts"). The Stockholder acknowledges that the Common Stock and Non-Voting Common Stock have not been registered under the Acts in reliance on available exemptions from the registration requirements thereof.

         (e) The Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of his, her or its acquisition of the Common Stock and Non-Voting Common Stock The Stockholder has had access to and an opportunity to inspect all relevant information relating to the Company sufficient to enable the Stockholder to evaluate the merits and risks of his, her or its acquisition of the Common Stock and Non-Voting Common Stock . The Stockholder also has had the opportunity to ask questions and receive answers respecting, and to obtain such additional information as the Stockholder has desired regarding, the business, financial condition and affairs of the Company. The Stockholder has received a copy of the Registration Statement.

         (f) The Stockholder's acquisition of the Common Stock and Non-Voting Common Stock is for the Stockholder's own account, is for investment purposes, and is without a view to, or for offer or sale for the Company in connection with, any distribution of the Common Stock and Non-Voting Common Stock. The Stockholder is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

         (g) The Stockholder understands that Common Stock and Non-Voting Common Stock must be held for an indefinite period of time unless such stock subsequently is registered under the Acts or exemptions from the registration requirements thereof are available. The Stockholder understands that upon issuance of the shares Common Stock and


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Non-Voting Common Stock in accordance with this Agreement, a new holding period for purposes of Rule 144 promulgated under the Securities Act may begin with respect to such shares.

         (h) Each Stockholder acknowledges that Bracewell & Patterson, L.L.P., counsel to the Company, has not represented nor does represent such Stockholder's interests in the negotiation, execution or performance of this Agreement and that such Stockholder has been advised to seek its own counsel for such purposes. Each Stockholder represents and affirms that such Stockholder is not relying on any oral statement made by the Company or any agent or representative of the Company in making its decision to enter into this Agreement or to consummate the transactions contemplated hereby.

         (i) The Stockholder acknowledges that upon issuance, the certificates representing the Common Stock and Non-Voting Common Stock shall have the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS ("ACTS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

      7. Survival of Representations and Warranties. The representations and warranties made by the Company and the Stockholders herein shall survive beyond the date hereof for the maximum period permitted by applicable law.

      8. Terminations. The Company and the First Union Corporation hereby agree to the termination effective as of the Closing Date of the Common Stock Subscription Agreement dated February 14, 1997, between the Company and First Union Corporation. The Company and the Stockholders hereby acknowledge that the Shareholders Agreement dated as of February 14, 1997, among the Company and certain of the Stockholders, as supplemented, shall terminate according to its terms upon the consummation of the Offering. In addition, the Company and the Stockholders agree to the termination effective as of the termination of that Shareholders Agreement of all Shareholder Agreement Supplements dated September 3, 1998, executed by the Company and certain Stockholders.

      9. Conditions to Closing. The Company shall be authorized to effect the Closing, cancel the certificates representing the Class A Common Stock and the Class B Common Stock and issue the certificates representing the Common Stock and Non-Voting Common


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Stock on the Closing Date upon the satisfaction on or prior to the Closing Date of all of the following conditions:

         (a) The Company and the Stockholders shall have executed an Amended and Restated Registration Rights Agreement that amends and restates in its entirety the Registration Rights Agreement dated as of February 14, 1997, among the Company, Richard D. Kinder, Morgan Associates, Inc. and First Union Corporation, as amended.

         (b) The SEC shall have declared the Registration Statement effective.

         (c) The Company shall have filed the Restated Certificate of Incorporation, in the form previously approved by the Stockholders, with the Secretary of State of Delaware and such filing shall have been accepted.

         (d) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

      10. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, to the addresses for notice as set forth in the Shareholders Agreement of the Company. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

      11. Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction), except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.


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      12. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (a) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth herein, and (b) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (a) above.

      13. Binding Effect and Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the Company, Richard D. Kinder, Morgan Associates, Inc. and First Union Corporation. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

      14. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Company, Richard
D. Kinder, Morgan Associates, Inc. and First Union Corporation shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

      15. Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.


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      16. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.


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      This Agreement is executed and delivered by the Company and the
Stockholders on the date first set forth above.

                                         COMPANY:

                                         KINDER MORGAN, INC.



                                         By:  /s/  WILLIAM V. MORGAN
                                            ------------------------------------
                                             William V. Morgan
                                             President


                                         STOCKHOLDERS:

                                         /s/  RICHARD D. KINDER
                                         ---------------------------------------
                                         Richard D. Kinder


                                         MORGAN ASSOCIATES, INC.


                                         By:  /s/  WILLIAM V. MORGAN
                                            ------------------------------------
                                            William V. Morgan
                                            President


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

                                         FIRST UNION CORPORATION



                                         By:  /s/  TED GARDNER
                                            ------------------------------------
                                            Ted Gardner
                                            Senior Vice President

                                         /s/  W. BARNES HAUPTFUHRER
                                         ---------------------------------------
                                         W. Barnes Hauptfuhrer

                                         /s/  TED A. GARDNER
                                         ---------------------------------------
                                         Ted A. Gardner

                                         /s/  SCOTT B. PERPER
                                         ---------------------------------------
                                         Scott B. Perper

                                         /s/  KEVIN J. ROCHE
                                         ---------------------------------------
                                         Kevin J. Roche

                                         /s/  MARGARET M. ROCHE
                                         ---------------------------------------
                                         Margaret M. Roche

                                         /s/  JAMES C. COOK
                                         ---------------------------------------
                                         James C. Cook

                                         /s/  FREDERICK W. EUBANK II
                                         ---------------------------------------
                                         Frederick W. Eubank II

                                         /s/  L. WATTS HAMRICK III
                                         ---------------------------------------
                                         L. Watts Hamrick III


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

                                         /s/  DAVID B. CARSON
                                         ---------------------------------------
                                         David B. Carson

                                         /s/  CHERYL S. CARSON
                                         ---------------------------------------
                                         Cheryl S. Carson

                                         /s/  DAVID N. MORRISON
                                         ---------------------------------------
                                         David N. Morrison

                                         /s/  PEARCE A. LANDRY
                                         ---------------------------------------
                                         Pearce A. Landry


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

                                   Exhibit A


                                      Shares of            Shares of                              Shares of
                                       Class A              Class B           Shares of          Non-Voting
                                     Common Stock         Common Stock       Common Stock        Common Stock
          Stockholder                    Held                 Held           to be issued        to be issued
------------------------------       ------------         ------------       ------------        ------------
Richard D. Kinder                       5,801                 444.8           19,319,036
Morgan Associates, Inc.                 2,246                 111.2            7,291,113
First Union Corporation                                       1,588            1,435,209          3,476,671
W. Barnes Hauptfuhrer                                            41              126,818
Ted A. Gardner                                                   59              182,494
Scott B. Perper                                                  42              129,911
Kevin J. and Margaret M. Roche                                   41              126,818
James C. Cook                                                    38              117,539
Frederick W. Eubank II                                           38              117,539
L. Watts Hamrick III                                             38              117,539
David B. and Cheryl S. Carson                                    32               98,980
David N. Morrison                                                38              117,539
Pearce A. Landry                                                 30               92,794
                                        -----                 -----           ----------          ---------
Total                                   8,047                 2,541           29,273,329          3,476,671
                                        =====                 =====           ==========          =========


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